SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   Form 8-K-A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                             Date of Report 08/28/01


               Environmental Oil Processing Technology Corporation


     Utah         Commission File No. 0-29509    (IRS Employer No. 82-0520055

      2801 Brandt Avenue, Nampa, Idaho                           83687

Registrant's telephone number, (208)-463-0063 Fax:(208) 463-7601
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(Former name or former address, if changed since last report.)

Item 5.           Other Events:

         On September 20, 2001, the Registrant announced that a civil action has been filed by the former owners of the Corporation's subsidiary, Project Development Industries, L.L.C. ("PDI") against the Company. The plaintiffs are seeking to rescind the Company's acquisition of PDI and have the ownership interest of PDI returned to them. In addition, the Company announced that it received the resignation from the board of directors of Grayson Evans, chief executive officer of PDI and one of the individual plaintiffs in the civil action.

         Further information regarding the civil action is set forth in the Company's press release dated September 20, 2001, attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits:

         Exhibit 99.1-- Press Release dated September 20, 2001.








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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               Environmental Oil Processing Technology Corporation

   Date: September 20,  2001       By  /s/ N. Tod Tripple
                                     -------------------
                                           N. Tod Tripple, President and CEO